Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2010 Fourth Quarter and Full Year Results

2010 Fourth Quarter Dividend of $0.71 per Class A Share

NEW YORK, February 10, 2011 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss1 for the fourth quarter and full year ended December 31, 2010 of $22.8 million, or $0.24 per basic and diluted Class A Share, and $294.4 million, or $3.35 per basic and diluted Class A Share, respectively. The Company also declared a $0.71 per share cash dividend on its Class A Shares for the 2010 fourth quarter, bringing the full-year 2010 dividend to $1.01.

Summary Highlights

•	Distributable Earnings of $303.1 million, or $0.74 per Adjusted Class A Share, and $461.4 million, or $1.13 per Adjusted Class A Share, for the 2010 fourth quarter and full year, respectively

•	Fourth quarter 2010 cash dividend of $0.71 per Class A Share, bringing the 2010 full-year dividend to $1.01 per Class A Share

•	Assets under management of $27.6 billion as of January 1, 2011, 5% higher than $26.3 billion as of October 1, 2010 and 17% higher than $23.5 billion as of January 1, 2010

•

Full-year net returns through December 31, 2010 of the OZ Master Fund of 8.5%, the OZ Europe Master Fund of 7.5%, the OZ Asia Master Fund of 9.9% and the OZ Global Special Investments Master Fund of 13.4%

•

Estimated assets under management of $28.4 billion as of February 1, 2011, reflecting a $800 million increase from January 1, 2011, which was primarily attributable to performance-related appreciation of $500 million and $300 million of capital net inflows

•	Estimated net returns for January 2011 of the OZ Master Fund of 1.6%, the OZ Europe Master Fund of 2.4%, the OZ Asia Master Fund of 1.1% and the OZ Global Special Investments Master Fund of 2.0%

“Last year was a strong year for us, both in terms of our investment performance and the growth in our assets under management,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “The value of our multi-strategy investment process was evident in our results and we again generated consistent, positive, risk-adjusted returns for our fund investors.

[1]	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP net loss allocated to Class A shareholders.

“We are optimistic about the investment environment and believe that the opportunity set is much broader than what we saw during the same period a year ago. In particular, we expect further acceleration this year in equity event-driven activity worldwide and in structured credit, which play to the strengths of our multi-strategy model and international capabilities. Our ability to move capital to the areas we think offer the most compelling opportunities was important in 2010 and we expect the same for 2011. Additionally, we believe that capital inflows will continue to accelerate as institutional investors increase their allocations to alternative asset managers, and that our institutional differentiation positions us to continue to attract a meaningful share of those flows.”

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2010 fourth quarter, Och-Ziff reported a GAAP Net Loss of $22.8 million, or $0.24 per basic and diluted Class A Share, compared to a GAAP Net Loss of $47.2 million, or $0.58 per basic and diluted Class A Share, for the 2009 fourth quarter. For the 2010 full year, Och-Ziff reported a GAAP Net Loss of $294.4 million, or $3.35 per basic and diluted Class A Share, compared to a GAAP Net Loss of $297.4 million, or $3.79 per basic and diluted Class A Share, for the 2009 full year.

The year-over-year decrease in the GAAP Net Loss in both periods was primarily due to higher incentive income resulting from the absence of high-water marks on the Company’s assets under management in 2010, which more than offset the effect of lower year-over-year investment performance in the Company’s funds, higher management fees due to the growth in assets under management and lower expenses related to the Company’s reorganization in connection with its initial public offering (“IPO”). Offsetting these decreases in the GAAP Net Loss were an increase in discretionary cash bonus expenses and net gains on the early retirement of debt recorded in 2009 that did not recur in 2010.

Contributing to the decrease in the GAAP Net Loss for the quarter-to-date period was a decrease in income taxes, as the prior-year period included a charge related to the reduction of deferred income tax assets which was driven by a decrease in state and local income tax rates. For the year-to-date period, the impact of this decrease on income tax expense was more than offset by higher income taxes due to increased profitability, as well as an increase in the Company’s interest in its principal operating subsidiaries (the “Och-Ziff Operating Group”) due to the vesting of Class A Restricted Share Units (“RSUs”) and the exchange of Och-Ziff Operating Group A Units (“Group A Units”) for Class A Shares. As a result, a larger share of the losses of the Och-Ziff Operating Group was allocated to the Company.

The GAAP Net Loss in the 2010 fourth quarter and full year primarily resulted from non-cash expenses of $378.6 million and $1.6 billion, respectively, associated with the Company’s reorganization in connection with its IPO. These expenses are related to the amortization of Group A Units, which represent equity interests in the Och-Ziff Operating Group that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units generally vest annually over five years through November 2012. Accordingly, the amortization of these expenses is expected to result in a

GAAP Net Loss on an annual basis through 2012. Once vested, the Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Additionally, the GAAP Net Loss in the 2010 fourth quarter and full year were driven by non-cash expenses of $36.7 million and $128.7 million, respectively, for the amortization of equity-based compensation. This expense primarily relates to RSUs awarded to all of the Company’s employees in connection with its IPO, which vest annually over four years through November 2011, and subsequent compensation-related grants. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2010 fourth quarter were $303.1 million, or $0.74 per Adjusted Class A Share, compared to $281.4 million, or $0.69 per Adjusted Class A Share, in the 2009 fourth quarter. Distributable Earnings for the 2010 full year were $461.4 million, or $1.13 per Adjusted Class A Share, compared to $355.3 million, or $0.88 per Adjusted Class A Share, in the 2009 full year. The year-over-year increase in both periods was primarily attributable to an increase in incentive income resulting from the absence of high-water marks on the Company’s assets under management in 2010, which more than offset the effect of lower year-over-year investment performance in the Company’s funds. Also contributing to the year-over-year increase were higher management fees as a result of growth in the Company’s assets under management and lower non-compensation expenses, partially offset by higher discretionary cash bonuses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 7 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release, including the definitions of Distributable Earnings and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $27.9 billion as of December 31, 2010, compared with $26.5 billion in assets under management as of September 30, 2010 and $23.1 billion in assets under management as of December 31, 2009. The $4.8 billion, or 21%, year-over-year increase was driven by capital net inflows of $2.6 billion and performance-related appreciation of $2.2 billion. During the 2010 fourth quarter, the $1.4 billion, or 5%, sequential increase in assets under management was driven by performance-related appreciation of $1.0 billion and capital net inflows of $411 million.

Assets under management by fund:

	December 31, 2010	September 30, 2010	December 31, 2009	% Change (1)
				Dec. 2010 vs. Sept. 2010	Dec. 2010 vs. Dec. 2009
(dollars in billions)
OZ Master Fund	19.6	18.6	15.6	5%	26%
OZ Europe Master Fund	3.0	3.0	3.0	0%	0%
OZ Asia Master Fund	1.5	1.4	1.2	8%	23%
OZ Global Special Investments Master Fund	1.2	1.2	2.0	4%	-38%
Other (1) (2)	2.6	2.3	1.3	13%	98%

(1)	Rounding differences may occur.
(2)	Includes real estate funds and other alternative investment vehicles managed by the Company.

Estimated assets under management as of February 1, 2011 were $28.4 billion, which reflected February 1, 2011 capital net inflows of approximately $300 million and January 2011 performance-related appreciation of approximately $500 million.

INVESTMENT PERFORMANCE

For the 2010 full year, performance-related appreciation was principally driven by structured and distressed credit strategies and long/short equities globally.

Performance by fund(1):

	2010
	October	November	December	4Q	Full Year

OZ Master Fund	2.38%	0.81%	0.85%	4.09%	8.52%
OZ Europe Master Fund	1.05%	0.07%	1.34%	2.48%	7.52%
OZ Asia Master Fund	3.59%	0.06%	0.78%	4.46%	9.90%
OZ Global Special Investments Master Fund	2.91%	0.86%	1.82%	5.68%	13.43%

(1)	Please see important disclosures on Exhibit 9 of the financial supplement accompanying this press release.

ECONOMIC INCOME FOR THE OCH-ZIFF FUNDS SEGMENT

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which is currently the Company’s only reportable segment under GAAP. This segment provides investment management and advisory services to the Company’s hedge funds and other alternative investment vehicles.

The measures discussed below are presented on an Economic Income basis. For reconciliations of these segment measures to the respective GAAP measures, please see Exhibits 3 through 7 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

Total Revenues – Segment

Total revenues for the 2010 fourth quarter were $546.0 million, a 24% increase from total revenues of $440.6 million for the 2009 fourth quarter. Management fees were $110.8 million, 17% higher than management fees of $94.3 million in the prior-year period. Incentive income was $434.9 million, 26% higher than incentive income of $345.6 million in the prior-year period.

Total revenues for the 2010 full year were $870.5 million, a 23% increase from total revenues of $707.9 million for the 2009 full year. Management fees were $422.9 million, 18% higher than management fees of $357.5 million in the prior-year period. Incentive income was $446.2 million, 28% higher than incentive income of $348.9 million in the prior-year period.

The increase in total revenues year-over-year in both periods was primarily attributable to the increase in incentive income resulting from the absence of high-water marks on the Company’s assets under management in 2010, which more than offset the effect of lower year-over-year investment performance in the Company’s funds. Higher management fees also contributed to the increase in both periods, resulting from growth in the Company’s assets under management. This growth was driven by a combination of capital net inflows and performance-related appreciation.

Compensation and Benefits – Segment

Compensation and benefits for the 2010 fourth quarter totaled $154.0 million, 43% higher than compensation and benefits of $107.4 million for the 2009 fourth quarter. Compensation and benefits for the 2010 full year totaled $207.4 million, 7% higher than compensation and benefits of $193.9 million in the prior-year period.

The year-over-year increase in both periods was principally attributable to higher discretionary cash bonuses related to the increase in total annual revenues. Also contributing to the year-over-year increase were higher salaries and benefits due to increased headcount.

Non-Compensation Expenses – Segment

Non-compensation expenses for the 2010 fourth quarter were $20.2 million, an 8% decline from non-compensation expenses of $21.8 million for the 2009 fourth quarter. Non-compensation expenses for the 2010 full year were $81.8 million, 9% lower than non-compensation expenses of $90.0 million in the prior-year period.

In both periods, the decrease was primarily due to lower insurance costs and occupancy and equipment expenses, partially offset by an increase in professional services fees. Also contributing to the year-over-year decline for the full-year period was lower interest expense on the Company’s variable rate borrowings resulting from lower LIBOR rates and the early retirement of an aggregate of $105 million of the Company’s term loan in 2009.

Economic Income – Segment

Economic Income for the Och-Ziff Funds segment for the 2010 fourth quarter was $371.8 million, a 19% increase from Economic Income of $311.4 million for the 2009 fourth quarter. Economic Income for the 2010 full year was $580.9 million, a 37% increase from Economic Income of $424.0 million in the prior-year period. The increase in both periods was driven by a combination of increased revenues and lower non-compensation expenses, partially offset by higher compensation expenses.

ECONOMIC INCOME FOR THE COMPANY’S OTHER OPERATIONS (NON-GAAP)

The Company’s Other Operations are comprised of its real estate business, which manages and provides advisory services to its real estate funds, and investments in new businesses established to expand certain of the Company’s private investment platforms. The businesses within the Company’s Other Operations are in their early development stages and are not included in the results of the Och-Ziff Funds segment.

Economic Income for the Company’s Other Operations for the 2010 fourth quarter was a net loss of $4.1 million, compared to a net loss of $7.5 million for the 2009 fourth quarter. Economic Income for the Company’s Other Operations for the 2010 full year was a net loss of $14.1 million, compared to a net loss in the prior-year period of $20.3 million. The decrease in the net loss for both periods was principally the result of lower expenses related to the Company’s Asia real estate business and increased management fees related to the launch of the Company’s second domestic real estate fund, partially offset by increased discretionary cash bonuses related to its domestic real estate business.

Economic Income for the Company’s Other Operations is a non-GAAP measure. For reconciliations of Economic Income for the Company’s Other Operations to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 7 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ECONOMIC INCOME FOR THE COMPANY (NON-GAAP)

Economic Income for the Company for the 2010 fourth quarter was $367.7 million, a 21% increase from Economic Income of $303.8 million for the 2009 fourth quarter. Economic Income for the Company for the 2010 full year was $566.8 million, a 40% increase from Economic Income of $403.7 million in the prior-year period. The increase for both periods was primarily attributable to the Och-Ziff Funds segment due to increased revenues and lower non-compensation expenses, partially offset by higher compensation and benefits.

Economic Income for the Company is a non-GAAP measure. For reconciliations of Economic Income for the Company to the respective GAAP Net Losses for the periods described above,

please see Exhibits 3 through 7 that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

CAPITAL

As of December 31, 2010, the number of Class A Shares outstanding was 94,742,187. For purposes of calculating Distributable Earnings per Share, the Company assumes that all interests of its partners and the Ziffs in the Och-Ziff Operating Group (“Partner Units”) and RSUs outstanding during the period have been converted on a one-to-one basis into Class A Shares. For the fourth quarter and full year ended December 31, 2010, the total weighted-average Adjusted Class A Shares outstanding were 411,225,119 and 409,626,147, respectively.

DIVIDEND

The Board of Directors of Och-Ziff authorized a 2010 fourth quarter dividend of $0.71 per Class A Share. The dividend is payable on February 25, 2011 to holders of record as of the close of business on February 18, 2011. The ex-dividend date will be February 16, 2011.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.10 of the 2010 fourth quarter dividend will be treated as U.S. source dividend income and $0.06 will be treated as U.S. source interest income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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Och-Ziff will host a conference call today, February 10, 2011, at 8:30 a.m. Eastern Time to discuss the Company’s 2010 fourth quarter and full year results. The call will be open to the public and can be accessed by dialing 888-680-0893 (callers inside the U.S.) or 617-213-4859 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 86310426. A simultaneous webcast of the call will be available to the public on a listen-only basis on the For Shareholders page of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing 888-286-8010 (callers inside the U.S.) or 617-801-6888 (callers outside the U.S.), passcode

77236453, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the For Shareholders page of the Company’s website.

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Non-GAAP and Segment Financial Measures

In addition to analyzing the Company’s results on a GAAP basis, Och-Ziff’s management also reviews the Company’s results on an “Economic Income basis.” Economic Income for the Company, the Och-Ziff Funds segment and Other Operations excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the performance of the Company’s business and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s partners and Ziff Investors Partnership, L.P. II, Ziff Investors Partnership, L.P. II A and certain of its affiliates and control persons (the “Ziffs”) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations;

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance;

•	Changes in the tax receivable agreement liability and net gains on the early retirement of debt, as management does not consider these items to be reflective of operating performance;

•

Net earnings on the deferred balances and net gains (losses) on investments in Och-Ziff funds, as these amounts primarily relate to amounts due to the Company’s partners and the Ziffs for pre-IPO deferred incentive income, and amounts due to employees under deferred cash compensation arrangements, as management does not consider these items to be reflective of operating performance; and

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, deferred cash compensation expense and expenses related to compensation arrangements indexed to annual investment performance are recognized in full on the date they are determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

Management also evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for Other Operations is a non-GAAP measure that is calculated on the same basis as the methodology that is used to calculate Economic Income for the Och-Ziff Funds segment. Economic Income for the Company is a non-GAAP measure that equals the sum of Economic Income for the Och-Ziff Funds segment and for the Company’s Other Operations.

As a result of the adjustments described above, management fees, compensation and benefits, non-compensation expenses and net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries are presented on an Economic Income basis for the Company’s Other Operations and the Company, and are also non-GAAP measures. No adjustments to the GAAP basis have been made for incentive income, other revenues and net losses on joint ventures. For a full description of the adjustments made to the Company’s non-GAAP measures and reconciliations of these non-GAAP measures to the respective GAAP measures, please see Exhibits 3 through 7 that accompany this press release.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income for the Company less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the partners and the Ziffs, including the Group A Units and other non-equity profit interests in the Och-Ziff Operating Group that may convert into Group A Units upon the occurrence of certain events. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Adjusted Class A Shares are determined assuming all Partner Units and all RSUs are converted on a one-to-one basis into Class A Shares. Management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and the Ziffs with respect to their Partner Units.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibits 3 through 7 attached to this press release.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance, strategies and expectations, including but not limited to statements regarding the Company’s financial performance and results, including its ability to increase assets under management, generate positive returns, preserve capital and identify investment opportunities and enhance the Company’s investment platforms. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “see,” “think,” “position,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including but not limited to global economic, business and market conditions; the uncertain impact of new and proposed regulations, both within and outside the United States, related to the global financial markets and their participants; the competitive and other factors relevant to the hedge fund industry; the Company’s ability to successfully compete for fund investors, professional investment talent and investment opportunities; its successful formulation and execution of business and growth strategies; and the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business, as well as assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 4, 2010. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements included in this document are made only as of the date of this document and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the world’s largest institutional alternative asset managers with offices in New York, London, Hong Kong, Mumbai and Beijing. Och-Ziff’s funds seek to deliver consistent, positive, risk-adjusted returns throughout market cycles, with a strong focus on capital preservation. Och-Ziff’s multi-strategy approach combines global investment strategies, including convertible and derivative arbitrage, credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of February 1, 2011, Och-Ziff had approximately $28.4 billion in assets under management. For more information, please visit Och-Ziff’s website at www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

212-687-8080

Exhibit 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,

	2010	2009	2010	2009

Revenues
Management fees	$115,825	$96,307	$437,816	$364,905
Incentive income	434,945	345,579	446,228	348,915
Other revenues	462	831	1,974	1,739
Income of consolidated Och-Ziff funds	17,442	6,100	38,485	27,729

Total Revenues	568,674	448,817	924,503	743,288

Expenses
Compensation and benefits	197,578	152,457	361,685	344,432
Allocation of deferred balances and related taxes to non-equity interests	(27)	5,994	(27)	19,575
Reorganization expenses	378,565	442,582	1,626,988	1,704,753
Interest expense	1,830	1,974	7,639	12,797
General, administrative and other	23,874	(11,259)	93,998	72,810
Expenses of consolidated Och-Ziff funds	1,954	1,293	8,873	4,069

Total Expenses	603,774	593,041	2,099,156	2,158,436

Other Income (Loss)
Net earnings on deferred balances	-	29,868	-	54,138
Net gains (losses) on investments in Och-Ziff funds and joint ventures	(425)	753	(521)	1,789
Net gains on early retirement of debt	-	19,784	-	21,797
Deferred income from consolidated Och-Ziff funds	(930)	(1,378)	(6,805)	(4,285)
Net gains (losses) of consolidated Och-Ziff funds	(3,006)	4,095	24,103	3,950

Total Other Income (Loss)	(4,361)	53,122	16,777	77,389

Loss before Income Taxes	(39,461)	(91,102)	(1,157,876)	(1,337,759)
Income taxes	17,481	55,314	41,078	37,703

Consolidated Net Loss	$(56,942)	$(146,416)	$(1,198,954)	$(1,375,462)

Net Loss Allocated to Partners’ and Others’ Interests in Consolidated Subsidiaries	$(34,119)	$(99,181)	$(904,541)	$(1,078,033)

Net Loss Allocated to Class A Shareholders	$(22,823)	$(47,235)	$(294,413)	$(297,429)

Net Loss Per Class A Share
Basic and diluted	$(0.24)	$(0.58)	$(3.35)	$(3.79)

Weighted-Average Class A Shares Outstanding (1)
Basic and diluted	93,500,362	81,321,978	87,910,977	78,387,368

(1)	Includes fully vested RSUs that have not been exchanged into Class A Shares.

Exhibit 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Economic Income Summary (Unaudited)

(dollars in thousands)

	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
Economic Income Basis	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)

Management fees	$110,793	$2,043	$112,836	$94,308	$992	$95,300
Incentive income	434,945	-	434,945	345,579	-	345,579
Other revenues	260	202	462	734	97	831
Total Economic Income revenues	545,998	2,245	548,243	440,621	1,089	441,710

Compensation and benefits	154,009	6,008	160,017	107,409	7,675	115,084
Non-compensation expenses	20,197	1,373	21,570	21,838	1,422	23,260
Total Economic Income expenses	174,206	7,381	181,587	129,247	9,097	138,344

Net gains (losses) on joint ventures (3)	3	(43)	(40)	-	(218)	(218)
Net loss allocated to partners’ and others’ interests in consolidated subsidiaries (4)	-	1,109	1,109	-	696	696
Economic Income	371,795	(4,070)	367,725	311,374	(7,530)	303,844

	Year Ended December 31, 2010			Year Ended December 31, 2009
Economic Income Basis	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)

Management fees	$422,940	$5,817	$428,757	$357,517	$4,945	$362,462
Incentive income	446,228	-	446,228	348,915	-	348,915
Other revenues	1,290	684	1,974	1,447	292	1,739
Total Economic Income revenues	870,458	6,501	876,959	707,879	5,237	713,116

Compensation and benefits	207,413	18,317	225,730	193,911	20,670	214,581
Non-compensation expenses	81,849	2,682	84,531	89,987	4,139	94,126
Total Economic Income expenses	289,262	20,999	310,261	283,898	24,809	308,707

Net losses on joint ventures (3)	(300)	(145)	(445)	-	(1,454)	(1,454)
Net loss allocated to partners’ and others’ interests in consolidated subsidiaries (4)	-	505	505	-	724	724
Economic Income	580,896	(14,138)	566,758	423,981	(20,302)	403,679

(1)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment. For reconciliations of these segment measures to the nearest U.S. GAAP measures, see Exhibits 3 through 7.

(2)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business. For reconciliations of these non-GAAP measures to the nearest U.S. GAAP measures, see Exhibits 3 through 7.

(3)	Represents the Company’s losses on joint ventures established to expand certain of the Company’s private investments platforms.

(4)	Represents the residual interests in the domestic real estate management business not owned by the Company.

Exhibit 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
		Reconciling Adjustments (1)					Reconciling Adjustments (1)
Three Months Ended December 31, 2010	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis

Management fees	$110,793	$(157)	$3,146	(a)	$113,782	$2,043	$-	$-		$2,043	$112,836	$115,825
Incentive income	434,945	-	-		434,945	-	-	-		-	434,945	434,945
Other revenues	260	-	-		260	202	-	-		202	462	462
Income of consolidated Och-Ziff funds	-	1,666	-		1,666	-	15,776	-		15,776	-	17,442
Total revenues	545,998	1,509	3,146		550,653	2,245	15,776	-		18,021	548,243	568,674

Compensation and benefits	154,009	-	36,885	(b) (c) (g)	190,894	6,008	-	676	(c)	6,684	160,017	197,578
Allocation of deferred balances and related taxes to non-equity interests	-	-	(27)	(d)	(27)	-	-	-		-	-	(27)
Reorganization expenses	-	-	378,565	(e)	378,565	-	-	-		-	-	378,565
Interest expense	1,830	-	-		1,830	-	-	-		-	1,830	1,830
General, administrative and other	18,367	-	3,945	(a) (f)	22,312	1,373	-	189	(f)	1,562	19,740	23,874
Expenses of consolidated Och-Ziff funds	-	337	-		337	-	1,617	-		1,617	-	1,954
Total expenses	174,206	337	419,368		593,911	7,381	1,617	865		9,863	181,587	603,774

Net earnings on deferred balances	-	-	-		-	-	-	-		-	-	-
Net gains (losses) on investments in Och-Ziff funds and joint ventures	3	-	(385)	(d)	(382)	(43)	(46)	46	(d)	(43)	(40)	(425)
Net gains on early retirement of debt	-	-	-		-	-	-	-		-	-	-
Deferred income from consolidated Och-Ziff funds	-	(368)	-		(368)	-	(562)	-		(562)	-	(930)
Net gains (losses) of consolidated Och-Ziff funds	-	2,322	-		2,322	-	(5,328)	-		(5,328)	-	(3,006)

Income taxes	-	-	17,476	(f)	17,476	-	-	5	(f)	5	-	17,481

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	-	(3,126)	44,370	(g)	41,244	1,109	(8,223)	(11)	(g)	(7,125)	1,109	34,119

Net income (loss) allocated to Class A shareholders	371,795	-	(389,713)		(17,918)	(4,070)	-	(835)		(4,905)	367,725	(22,823)
					Adjusted Income Taxes - Non-GAAP (4)						(64,661)

					Distributable Earnings - Non-GAAP						$303,064

					Weighted-Average Class A Shares Outstanding						93,500,362
					Weighted-Average Partner Units						305,585,096
					Weighted-Average Class A Restricted Share Units (RSUs)						12,139,661

					Weighted-Average Adjusted Class A Shares						411,225,119

					Distributable Earnings Per Adjusted Class A Share - Non- GAAP						$0.74

(1)	See Exhibit 7 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.

(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.

(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.

(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
		Reconciling Adjustments (1)					Reconciling Adjustments (1)
Three Months Ended December 31, 2009	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis

Management fees	$94,308	$(60)	$1,067	(a)	$95,315	$992	$-	$-		$992	$95,300	$96,307
Incentive income	345,579	-	-		345,579	-	-	-		-	345,579	345,579
Other revenues	734	-	-		734	97	-	-		97	831	831
Income of consolidated Och-Ziff funds	-	-	-		-	-	6,100	-		6,100	-	6,100
Total revenues	440,621	(60)	1,067		441,628	1,089	6,100	-		7,189	441,710	448,817

Compensation and benefits	107,409	-	33,430	(b) (c) (g)	140,839	7,675	-	3,943	(c)	11,618	115,084	152,457
Allocation of deferred balances and related taxes to non-equity interests	-	-	5,994	(d)	5,994	-	-	-		-	-	5,994
Reorganization expenses	-	-	442,582	(e)	442,582	-	-	-		-	-	442,582
Interest expense	1,974	-	-		1,974	-	-	-		-	1,974	1,974
General, administrative and other	19,864	-	(32,734)	(a) (f)	(12,870)	1,422	-	189	(f)	1,611	21,286	(11,259)
Expenses of consolidated Och-Ziff funds	-	42	-		42	-	1,251	-		1,251	-	1,293
Total expenses	129,247	42	449,272		578,561	9,097	1,251	4,132		14,480	138,344	593,041

Net earnings on deferred balances	-	-	29,868	(d)	29,868	-	-	-		-	-	29,868
Net gains (losses) on investments in Och-Ziff funds and joint ventures	-	-	971	(d)	971	(218)	(92)	92	(d)	(218)	(218)	753
Net gains on early retirement of debt	-	-	19,784	(f)	19,784	-	-	-		-	-	19,784
Deferred income from consolidated Och-Ziff funds	-	-	-		-	-	(1,378)	-		(1,378)	-	(1,378)
Net gains of consolidated Och-Ziff funds	-	966	-		966	-	3,129	-		3,129	-	4,095

Income taxes	-	-	54,748	(f)	54,748	-	-	566	(f)	566	-	55,314

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	-	(864)	105,879	(g)	105,015	696	(6,508)	(22)	(g)	(5,834)	696	99,181

Net income (loss) allocated to Class A shareholders	311,374	-	(346,451)		(35,077)	(7,530)	-	(4,628)		(12,158)	303,844	(47,235)
					Adjusted Income Taxes - Non-GAAP (4)						(22,443)

					Distributable Earnings - Non-GAAP						$281,401

					Weighted-Average Class A Shares Outstanding						81,321,978
					Weighted-Average Partner Units						310,706,479
					Weighted-Average Class A Restricted Share Units (RSUs)						14,583,303

					Weighted-Average Adjusted Class A Shares						406,611,760

					Distributable Earnings Per Adjusted Class A Share - Non- GAAP						$0.69

(1)	See Exhibit 7 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
		Reconciling Adjustments (1)					Reconciling Adjustments (1)
Year Ended December 31, 2010	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis

Management fees	$422,940	$(337)	$9,396	(a)	$431,999	$5,817	$-	$-		$5,817	$428,757	$437,816
Incentive income	446,228	-	-		446,228	-	-	-		-	446,228	446,228
Other revenues	1,290	-	-		1,290	684	-	-		684	1,974	1,974
Income of consolidated Och-Ziff funds	-	1,666	-		1,666	-	36,819	-		36,819	-	38,485
Total revenues	870,458	1,329	9,396		881,183	6,501	36,819	-		43,320	876,959	924,503

Compensation and benefits	207,413	-	122,402	(b) (c) (g)	329,815	18,317	-	13,553	(c)	31,870	225,730	361,685
Allocation of deferred balances and related taxes to non-equity interests	-	-	(27)	(d)	(27)	-	-	-		-	-	(27)
Reorganization expenses	-	-	1,626,988	(e)	1,626,988	-	-	-		-	-	1,626,988
Interest expense	7,639	-	-		7,639	-	-	-		-	7,639	7,639
General, administrative and other	74,210	-	16,357	(a) (f)	90,567	2,682	-	749	(f)	3,431	76,892	93,998
Expenses of consolidated Och-Ziff funds	-	403	-		403	-	8,470	-		8,470	-	8,873
Total expenses	289,262	403	1,765,720		2,055,385	20,999	8,470	14,302		43,771	310,261	2,099,156

Net earnings on deferred balances	-	-	-		-	-	-	-		-	-	-
Net gains (losses) on investments in Och-Ziff funds and joint ventures	(300)	-	(76)	(d)	(376)	(145)	(468)	468	(d)	(145)	(445)	(521)
Net gains on early retirement of debt	-	-	-		-	-	-	-		-	-	-
Deferred income from consolidated Och-Ziff funds	-	(368)	-		(368)	-	(6,437)	-		(6,437)	-	(6,805)
Net gains of consolidated Och-Ziff funds	-	3,015	-		3,015	-	21,088	-		21,088	-	24,103

Income taxes	-	-	39,023	(f)	39,023	-	-	2,055	(f)	2,055	-	41,078

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	-	(3,573)	950,253	(g)	946,680	505	(42,532)	(112)	(g)	(42,139)	505	904,541

Net income (loss) allocated to Class A shareholders	580,896	-	(845,170)		(264,274)	(14,138)	-	(16,001)		(30,139)	566,758	(294,413)
					Adjusted Income Taxes - Non-GAAP (4)						(105,372)

					Distributable Earnings - Non-GAAP						$461,386

					Weighted-Average Class A Shares Outstanding						87,910,977
					Weighted-Average Partner Units						307,939,421
					Weighted-Average Class A Restricted Share Units (RSUs)						13,775,749

					Weighted-Average Adjusted Class A Shares						409,626,147

					Distributable Earnings Per Adjusted Class A Share - Non- GAAP						$1.13

(1)	See Exhibit 7 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.

(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.

(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.

(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures (Unaudited)

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
		Reconciling Adjustments (1)					Reconciling Adjustments (1)
Year Ended December 31, 2009	Economic Income Basis (2)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Funds Consolidation	Other Adjustments		U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis

Management fees	$357,517	$(227)	$2,689	(a)	$359,979	$4,945	$(19)	$-		$4,926	$362,462	$364,905
Incentive income	348,915	-	-		348,915	-	-	-		-	348,915	348,915
Other revenues	1,447	-	-		1,447	292	-	-		292	1,739	1,739
Income of consolidated Och-Ziff funds	-	-	-		-	-	27,729	-		27,729	-	27,729
Total revenues	707,879	(227)	2,689		710,341	5,237	27,710	-		32,947	713,116	743,288

Compensation and benefits	193,911	-	108,095	(b) (c) (g)	302,006	20,670	-	21,756	(c)	42,426	214,581	344,432
Allocation of deferred balances and related taxes to non-equity interests	-	-	19,575	(d)	19,575	-	-	-		-	-	19,575
Reorganization expenses	-	-	1,704,753	(e)	1,704,753	-	-	-		-	-	1,704,753
Interest expense	12,797	-	-		12,797	-	-	-		-	12,797	12,797
General, administrative and other	77,190	-	(9,268)	(a) (f)	67,922	4,139	-	749	(f)	4,888	81,329	72,810
Expenses of consolidated Och-Ziff funds	-	61	-		61	-	4,008	-		4,008	-	4,069
Total expenses	283,898	61	1,823,155		2,107,114	24,809	4,008	22,505		51,322	308,707	2,158,436

Net earnings on deferred balances	-	-	54,138	(d)	54,138	-	-	-		-	-	54,138
Net gains (losses) on investments in Och-Ziff funds and joint ventures	-	-	3,243	(d)	3,243	(1,454)	(308)	308	(d)	(1,454)	(1,454)	1,789
Net gains on early retirement of debt	-	-	21,797	(f)	21,797	-	-	-		-	-	21,797
Deferred income from consolidated Och-Ziff funds	-	-	-		-	-	(4,285)	-		(4,285)	-	(4,285)
Net gains (losses) of consolidated Och-Ziff funds	-	(778)	-		(778)	-	4,728	-		4,728	-	3,950

Income taxes	-	-	36,846	(f)	36,846	-	-	857	(f)	857	-	37,703

Net loss (income) allocated to partners’ and others’ interests in consolidated subsidiaries	-	1,066	1,100,139	(g)	1,101,205	724	(23,837)	(59)	(g)	(23,172)	724	1,078,033

Net income (loss) allocated to Class A shareholders	423,981	-	(677,995)		(254,014)	(20,302)	-	(23,113)		(43,415)	403,679	(297,429)
					Adjusted Income Taxes - Non-GAAP (4)						(48,341)

					Distributable Earnings - Non-GAAP						$355,338

					Weighted-Average Class A Shares Outstanding						78,387,368
					Weighted-Average Partner Units						310,422,848
					Weighted-Average Class A Restricted Share Units (RSUs)						15,276,619

					Weighted-Average Adjusted Class A Shares						404,086,835

					Distributable Earnings Per Adjusted Class A Share - Non-GAAP						$0.88

(1)	See Exhibit 7 for a description of the adjustments made to arrive at the Company’s results on a U.S. GAAP basis.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment under U.S. GAAP. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures presented is a non-GAAP measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Description of Adjustments Made to Reconcile Economic Income

to the Company’s Results on a U.S. GAAP Basis (Unaudited)

Funds Consolidation

Economic Income excludes the impacts of the consolidated Och-Ziff funds, including the related eliminations.

Other Adjustments

(a)	Economic Income presents management fees net of recurring placement and related service fees on assets under management, as management considers these fees a reduction in management fees, not an expense.

(b)	Economic Income recognizes the full amount of deferred cash compensation and expenses related to compensation arrangements indexed to annual investment performance on the date it is determined (generally in the fourth quarter of each year), as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(c)	Economic Income excludes equity-based compensation expenses, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. The Company includes the number of shares granted in its Adjusted Class A Share count when determining Distributable Earnings Per Share.

(d)	Economic Income excludes the allocation of deferred balances and related taxes to non-equity partner interests, net earnings on deferred balances and net gains (losses) on investments in Och-Ziff funds, as these amounts primarily relate to amounts due to the partners and the Ziffs for deferred balances, and amounts due to employees under deferred cash compensation arrangements that are indexed to the returns of certain funds.

(e)	Economic Income excludes Reorganization expenses, which are non-cash expenses directly attributable to the reclassification of interests held by the partners and the Ziffs prior to the Reorganization as Och-Ziff Operating Group A Units and any subsequent reallocations of such units.

(f)	Economic Income excludes depreciation and amortization, changes in the tax receivable agreement liability and net gains on early retirement of debt, as management does not consider these items to be reflective of the operating performance of the Company. Economic Income also excludes income taxes as it is a measure of pre-tax performance.

(g)	Economic Income excludes amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group.

Exhibit 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended December 31,	Year Ended December 31,

	2010	2010	2009	2008

Total Assets Under Management (1)
Beginning of period balance	$26,475	$23,080	$26,955	$33,387
Net flows	411	2,693	(8,053)	(722)
Appreciation (depreciation) (2)	1,049	2,162	4,178	(5,710)

End of period balance	$27,935	$27,935	$23,080	$26,955

Total Assets Under Management by Fund
OZ Master Fund		$19,625	$15,577	$16,396
OZ Europe Master Fund		2,958	2,957	5,084
OZ Asia Master Fund		1,535	1,246	2,439
OZ Global Special Investments Master Fund		1,240	1,999	1,910

Och-Ziff Funds - Net Returns (3)
OZ Master Fund	4.1%	8.5%	23.1%	-15.9%
OZ Europe Master Fund	2.5%	7.5%	16.4%	-17.4%
OZ Asia Master Fund	4.5%	9.9%	34.0%	-30.9%
OZ Global Special Investments Master Fund	5.7%	13.4%	8.4%	-8.3%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its partners and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

(3)	Reflects a composite of the quarterly and year-to-date returns for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.

Exhibit 9

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited) (1)

	2010
	January	February	March	April	May	June	July	August	September	October	November	December	FY2010
Och-Ziff Funds-Net Returns
OZ Master Fund	1.09%	0.40%	1.21%	0.88%	-1.71%	-0.53%	1.35%	0.19%	1.34%	2.38%	0.81%	0.85%	8.52%
OZ Europe Master Fund	2.47%	0.95%	0.93%	0.64%	-2.50%	-0.90%	0.94%	0.59%	1.78%	1.05%	0.07%	1.34%	7.52%
OZ Asia Master Fund	0.74%	0.43%	3.80%	1.15%	-3.11%	0.03%	0.47%	0.17%	1.54%	3.59%	0.06%	0.78%	9.90%
OZ Global Special Investments Master Fund	1.61%	0.98%	1.18%	1.11%	-1.39%	0.09%	1.25%	0.24%	2.07%	2.91%	0.86%	1.82%	13.43%
S&P 500 Index-Total Return (2)	-3.60%	3.10%	6.03%	1.58%	-7.99%	-5.23%	7.01%	-4.51%	8.92%	3.81%	0.01%	6.68%	15.06%
	2009
	January	February	March	April	May	June	July	August	September	October	November	December	FY2009
Och-Ziff Funds-Net Returns
OZ Master Fund	3.09%	0.35%	0.88%	1.86%	3.42%	2.14%	3.26%	1.37%	2.51%	0.68%	0.34%	1.14%	23.11%
OZ Europe Master Fund	0.98%	-1.09%	-0.04%	2.48%	3.32%	1.24%	2.36%	2.06%	3.28%	0.09%	0.31%	0.43%	16.43%
OZ Asia Master Fund	2.70%	1.22%	0.38%	3.09%	4.62%	0.58%	9.50%	0.24%	1.53%	1.16%	2.98%	1.94%	33.96%
OZ Global Special Investments Master Fund	0.84%	-0.49%	0.35%	0.00%	1.97%	0.88%	1.55%	0.33%	1.47%	0.02%	0.19%	1.03%	8.42%
S&P 500 Index-Total Return (2)	-8.43%	-10.65%	8.76%	9.57%	5.59%	0.20%	7.56%	3.61%	3.73%	-1.86%	6.00%	1.93%	26.46%

Past performance is no indication or guarantee of future results.

(1)	Fund performance reflects a composite of the return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.

(2)	Readers should not assume that there is any material overlap between those securities in the portfolios of the Och-Ziff funds and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-capitalization corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the funds’ performance should not be considered an indication of how the fund will perform relative to the S&P 500 Index in the future. Please note that the funds’ investment objective is not to beat the S&P 500 Index. Furthermore, the funds’ performance has frequently trailed that of the S&P 500 Index in periods of positive performance.